Exhibit 99.1

For Immediate Release

Nukkleus Inc. Secures Strategic $250 Million Growth Facility to Lead Next-Gen Aerospace and Defense Revolution

New York, NY – September 19, 2025 – Nukkleus Inc. (Nasdaq: NUKK) (“Nukkleus” or “the Company”) a strategic acquirer and developer of high-growth businesses in the Aerospace and Defense (A&D) industry, today announced that it has entered into a definitive agreement for a committed $250 million Equity Line with Esousa Holding Group LLC – an existing shareholder of the Company and a well-established institutional investor.

The agreement provides Nukkleus with access to significant long-term capital to fund its strategic growth initiatives, particularly its robust mergers and acquisitions (M&A) pipeline – while allowing the company to control the timing and scale of the financing. This financial flexibility is intended to support the continued expansion of the Company’s portfolio of next generation multi-domain defense solutions across AI-based navigation systems, integrated national security and military systems and revolutionary drones platforms.

“Nukkleus is committed to building a leading platform at the intersection of advanced aerospace technologies and next-generation defense solutions,” said Menny Shalom, CEO of Nukkleus Inc. “This $250 million facility, which follows the Company’s recently announced $10 million capital raise, provides us with the necessary flexible resources to move quickly on accretive opportunities that expand our capabilities and global footprint.”

Under the terms of the agreement, the Company has the right but not the obligation to sell up to $250 million in common stock over a 36-month period. The agreement operates as a committed capital facility that allows Nukkleus to draw down funds at its sole discretion over the agreement term by issuing shares to the investor and generally limited to 20% of the Company’s trading volume during such time period, subject to certain conditions and volume limitations. Importantly, the Company cannot access these funds until a registration statement covering the resale of the underlying shares is filed with and declared effective by the Securities and Exchange Commission.

Over the past several months, Nukkleus has announced multiple strategic acquisitions designed to enhance its exposure to unique and high-value segments within the A&D industry. The newly secured Equity Line will enable the Company to continue executing this strategy with confidence and agility, further positioning Nukkleus as an emerging leader in the A&D sector.

Additional information about the agreement can be found in our 8-K filed earlier today.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. Any offering of the securities under the Equity Line will be made pursuant to a registration statement.

About Nukkleus Inc.

Nukkleus Inc. (NASDAQ: NUKK) focuses on acquiring and scaling mission-critical suppliers across the defense, aerospace, and advanced manufacturing sectors. Nukkleus targets Tier 2 and Tier 3 companies that form the industrial backbone of national security infrastructure in the US, Israel and Europe.  Through its proprietary capital model, Nukkleus integrates operational capabilities, financial discipline, and long-term vision to modernize and expand strategic suppliers—supporting dual-use innovation and resilient supply chains.

The company’s portfolio approach combines organic growth with disciplined M&A, enabling transformational scale and positioning Nukkleus at the core of 21st-century defense industrial strategy.

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts are "forward-looking statements" within the meaning of federal securities laws. In some cases, you can identify forward-looking statements by terminology such as "will," "would," "expect," "intend," "plan," "objective," or comparable terminology referencing future events, conditions or circumstances, or the negative of such terms. Although Nukkleus believes that it has a reasonable basis for the forward-looking statements contained in this press release, they are based on management's current beliefs and expectations about future events and circumstances and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond the Company's control. Statements relating to the future performance of Nukkleus are subject to many factors including but not limited to the sufficiency or working capital to realize our business plans and strategic opportunities, the going concern qualification in our financial statements, our ability to penetrate the new intended markets, the success of the JV in meeting its goals, market acceptance and other risk factors. Risk factors described under "Risk Factors" in Nukkleus' most recently filed annual report on Form 10-K, as updated from time to time in its quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements in this press release. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Nukkleus undertakes no obligation to update any forward-looking statement contained in this press release to reflect events that occur or circumstances that exist after the date of this press release, except as required by law.

Investor Relations Contacts (US):

The Equity Group Inc.

Lena Cati

lcati@theequitygroup.com

+1 (212) 836-9611

Val Ferraro

vferraro@theequitygroup.com

+1 (212) 836-9633